UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 4, 2004

ENTERPRISE PRODUCTS PARTNERS L.P.

(Exact name of registrant as specified in its charter)

Delaware	1-14323	76-0568219
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

2727 North Loop West, Houston, Texas (Address of Principal Executive Offices)		77008-1044 (Zip Code)

Registrant’s Telephone Number, including Area Code: (713) 880-6500

Item 5.	Other Events.

        On August 4, 2004, Enterprise Products Partners L.P. (“Enterprise”) entered into an underwriting agreement for the public offering of 15,000,000 common units, including an aggregate of 1,751,500 common units to be offered to an entity controlled by Dan L. Duncan, the Chairman of Enterprise’s general partner, to O.S. Andras, the President and Chief Executive Officer of Enterprise’s general partner, and to two other officers of Enterprise’s general partner, and up to 2,250,000 additional common units to cover over-allotments. Closing of the issuance and sale of the common units is scheduled for August 9, 2004.

Item 7.	Financial Statements and Exhibits.

(a)	Financial Statements Of Business Acquired.

Not applicable.

(b)	Pro Forma Financial Information.

Not applicable.

(c)	Exhibits.

1.1	Underwriting Agreement dated August 4, 2004, among Enterprise Products GP, LLC, Enterprise Products Partners L.P., Enterprise Products OLPGP, Inc., Enterprise Products Operating L.P., Citigroup Global Markets Inc., Morgan Stanley & Co. Incorporated, Lehman Brothers Inc., Sanders Morris Harris Inc., UBS Securities LLC, Wachovia Capital Markets, LLC, A.G. Edwards & Sons, Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, RBC Capital Markets Corporation, J.P. Morgan Securities Inc. and KeyBanc Capital Markets, a Division of McDonald Investments Inc.

5.1	Opinion of Vinson & Elkins L.L.P.

8.1	Opinion of Vinson & Elkins L.L.P.

23.1	Consent of Vinson & Elkins L.L.P. (included in Exhibits 5.1 and 8.1 hereto)

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENTERPRISE PRODUCTS PARTNERS L.P.

	By:	Enterprise Products GP, LLC, the general partner of the Partnership

Date: August 5, 2004	By:	/s/ Michael J. Knesek
	Name:	Michael J. Knesek
	Title:	Vice President, Controller and Principal Accounting Officer of Enterprise GP, LLC

EXHIBIT INDEX

Exhibit Number	Exhibit Description

1.1	Underwriting Agreement dated August 4, 2004, among Enterprise Products GP, LLC, Enterprise Products Partners L.P., Enterprise Products OLPGP, Inc., Enterprise Products Operating L.P., Citigroup Global Markets Inc., Morgan Stanley & Co. Incorporated, Lehman Brothers Inc., Sanders Morris Harris Inc., UBS Securities LLC, Wachovia Capital Markets, LLC, A.G. Edwards & Sons, Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, RBC Capital Markets Corporation, J.P. Morgan Securities Inc. and KeyBanc Capital Markets, a Division of McDonald Investments Inc.

5.1	Opinion of Vinson & Elkins L.L.P.

8.1	Opinion of Vinson & Elkins L.L.P.

23.1	Consent of Vinson & Elkins L.L.P. (included in Exhibits 5.1 and 8.1 hereto)